Exhibit 99.1

Applied DNA Initiates Analytical Validation of PCR-based
Diagnostic Test Specific to Monkeypox Virus

STONY BROOK, N.Y. – August 2, 2022 – Applied DNA Sciences, Inc. (NASDAQ: APDN) (the “Company”), a leader in polymerase chain reaction (“PCR”)-based technologies, announced that its wholly-owned clinical laboratory subsidiary, Applied DNA Clinical Labs, LLC (“ADCL”), has initiated analytical validation of a Company-developed, PCR-based monkeypox virus test that is specific for the genetic signature of the monkeypox virus. The test has been developed as a type of NYSDOH Laboratory Developed Test (“LDT”). If the test is validated by ADCL, a validation package will be submitted to New York State Department of Health (“NYSDOH”) for approval. If approved, the test will be used to power ADCL’s monkeypox testing services.

ADCL’s monkeypox test utilizes an A17L gene-target specific to monkeypox that enables the qualitative detection and differentiation of monkeypox virus from other non-variola orthopoxviruses using real-time PCR. If validated and approved, testing will be performed at ADCL’s CLEP/CLIA molecular diagnostics laboratory in Stony Brook, N.Y., utilizing its established and proven workflows to ensure accurate results and competitive turn-around-times.

“Based on our experience with the COVID-19 pandemic, we are keenly aware of the crucial role PCR-based diagnostic tools can play in responding and helping to control public health outbreaks. With a proven workflow and testing services born of COVID-19, upon test approval, ADCL stands ready to apply its testing capacity in service of New Yorkers’ health,” stated Dr. James A. Hayward, president and CEO of Applied DNA Sciences.

To learn more about safeCircle™, ADCL’s testing platform: click here

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid (“DNA”). Using PCR to enable both the production and detection of DNA, we operate in three primary business markets: (i) the manufacture of DNA for use in nucleic acid-based therapeutics; (ii) the detection of DNA in molecular diagnostics testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

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The Company’s common stock is listed on NASDAQ under the ticker symbol ‘APDN,’ and its publicly traded warrants are listed on OTC under the ticker symbol ‘APPDW.’

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA's future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, limited market acceptance, the possibility that Applied DNA’s testing services could become obsolete or have their utility diminished and the unknown amount of revenues and profits that will results from Applied DNA's testing services. Further, the uncertainties inherent in research and development, future data and analysis, including whether any of Applied DNA's current or future diagnostic candidates will advance further in the research and/or validation process or receiving authorization, clearance or approval from the FDA, equivalent foreign regulatory agencies and/or the NYSDOH, and whether and when, if at all, they will receive final authorization, clearance or approval from the FDA, equivalent foreign regulatory agencies and/or NYSDOH, the unknown outcome of any applications or requests to FDA, equivalent foreign regulatory agencies and/or the NYSDOH, disruptions in the supply of raw materials and supplies, and various other factors detailed from time to time in Applied DNA's SEC reports and filings, including our Annual Report on Form 10-K filed on December 9, 2021, its Quarterly Report on Form 10-Qs filed on February 10, 2022 and May 12, 2022 and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Contacts:

Investor Relations Contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Program Contact: Mike Munzer, 631-240-8814, mike.munzer@adnas.com

Web: www.adnas.com

Twitter: @APDN

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